Exhibit 99.1

Media Inquiries:	Investor Inquiries:
Marijke Shugrue	Matthew Booher
908-953-7643 (office)	908-953-7500 (office)
mshugrue@avaya.com	mbooher@avaya.com

AVAYA ANNOUNCES PRELIMINARY FISCAL FIRST QUARTER 2013 RESULTS AND REPORTING DATE

Santa Clara, C.A. – Avaya Inc., a global provider of business communications and collaboration systems, software and services, announced today that, for fiscal first quarter 2013 ended December 31, 2012, the company expects to report the following results: (i) revenue to be in the range of $1.237 billion to $1.240 billion, (ii) non-GAAP gross profit as a percentage of revenue to be approximately 55%, and (iii) adjusted EBITDA to be in the range of $247 million to $251 million, with a cash balance as of December 31, 2012 of approximately $285 million.

The Company noted that its financial results for the first quarter of fiscal 2013 ended December 31, 2012 are preliminary and subject to the completion of its financial closing procedures.

In addition, the Company plans to report fiscal first quarter 2013 results after the market close on Tuesday, February 5, 2013.

Avaya will also host a conference call to discuss its financial results at 5:00 p.m. EST on February 5, 2013. A listen-only broadcast of the conference call and presentation notes can be accessed on the company’s website at www.avaya.com/investors. A replay of the conference call will be available beginning at 8:00 p.m. EST on February 5 through March 5, by dialing 855-859-2056 within the United States and 404-537-3406 outside the United States. The replay access code is 91163824.

About Avaya

Avaya is a global provider of business collaboration and communications solutions, providing unified communications, contact centers, networking and related services to companies of all sizes around the world. For more information please visit www.avaya.com.

Use of Non-GAAP (Adjusted) Financial Measures

The information furnished in this release includes non-GAAP financial measures that differ from measures calculated in accordance with Generally Accepted Accounting Principles in the United States (GAAP), including adjusted EBITDA and non-GAAP gross margin.

EBITDA is defined as net income (loss) before income taxes, interest expense, interest income and depreciation and amortization. Adjusted EBITDA is EBITDA further adjusted to exclude certain charges and other adjustments permitted in calculating covenant compliance under our debt agreements as further described in our SEC filings. We believe that including supplementary information concerning adjusted EBITDA is appropriate to provide additional information to investors to demonstrate compliance with our debt agreements and because it serves as a basis for determining management compensation. In addition, we believe adjusted EBITDA provides more comparability between our historical results and results that reflect purchase accounting and our current capital structure. Accordingly, adjusted EBITDA measures our financial performance based on operational factors that management can impact in the short-term, namely the company’s pricing strategies, volume, costs and expenses of the organization.

Adjusted EBITDA has limitations as an analytical tool. Adjusted EBITDA does not represent net income (loss) or cash flow from operations as those terms are defined by GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation. Adjusted EBITDA does not reflect the impact of earnings or charges resulting from matters that we consider not to be indicative of our ongoing operations. In particular, based on our debt agreements the definition of adjusted EBITDA allows us to add back certain non-cash charges that are deducted in calculating net income (loss). Our debt agreements also allow us to add back restructuring charges, certain fees payable to our private equity sponsors and other specific cash costs and expenses as defined in the agreements and that portion of our pension costs, other post-employment benefits costs, and non-retirement post-employment benefits costs representing the amortization of pension service costs and actuarial gain or loss associated with these employment benefits. However, these are expenses that may recur, may vary and are difficult to predict. Further, our debt agreements require that adjusted EBITDA be calculated for the most recent four fiscal quarters. As a result, the measure can be disproportionately affected by a particularly strong or weak quarter. Further, it may not be comparable to the measure for any subsequent four-quarter period or any complete fiscal year.

Non-GAAP gross margin excludes the amortization of technology intangible assets, impairment of long lived assets, transition services agreement costs incurred in connection with the acquisition of Nortel Networks Corp.’s enterprise solutions business, share based compensation and purchase accounting adjustments. We have included Non-GAAP gross margin because we believe it provides additional useful information to investors regarding our operations by excluding those charges that management does not believe are reflective of the company’s ongoing operating results when assessing the performance of the business.

The estimate of adjusted EBITDA provided in this release has been determined consistent with the methodology for calculating adjusted EBITDA as set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012.

The Company currently expects to provide reconciliations of the non-GAAP measures included in this release to their most directly comparable GAAP financial measures in its next SEC report in which financial results for the quarter ended December 31, 2012 are included.

The preliminary financial data included in this release has been prepared by, and is the responsibility of, the Company’s management. PricewaterhouseCoopers LLP has not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.

Forward-Looking Statements

Certain statements contained in this press release are forward-looking statements. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should” or “will” or other similar terminology. We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These factors, including those discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012 may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a further list and description of such risks and uncertainties, please refer to the Company’s filings with the SEC that are available at www.sec.gov. We caution you that the list of important factors included in the Company’s SEC filings may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this report may not in fact occur. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

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